UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (June 24, 2004)

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 24, 2004, Gerber Scientific, Inc. issued a press release announcing plans to move most of the operations of its Gerber Coburn plant in Muskogee, Okla., to other Gerber locations in the U.S. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits

(c) Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 24, 2004, issued by Gerber Scientific, Inc.
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GERBER SCIENTIFIC, INC.
(Registrant)

Date:	June 24, 2004	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Executive Vice President (Principal Financial and Accounting Officer)